SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2006 (November 27, 2006)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01. Entry into a Material Definitive Agreement

The Registrant executed a Strategic Alliance Agreement with TECO-Westinghouse Motor Company (“TWMC”) on November 27, 2006. Under this Agreement, the parties agreed to (1) enter into a sub-contract production arrangement for TWMC to produce for the Registrant’s subsidiary, DeWind, Inc. (“DWI”), parts necessary for its turbine products, (2) enter into a joint research and development effort to develop new technology and (3) establish joint wind turbine service and repair business in North America. Each party will be responsible for its own costs incurred pursuant to this Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2006, we granted a warrant to purchase 220,000 shares of our common stock at an exercise price of $1.10 to an individual in consideration of consulting services rendered. We also issued 50,000 shares of our common stock to another entity for services previously rendered. We issued 177,523 shares of our common stock to a French utility in connection with certain services in the commercialization of the Registrant’s conductor technology at $1.09 per share.

We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 7.01. Regulation FD Disclosure.

On November 28, 2006, the Registrant issued a press release announcing the Strategic Alliance. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this report contains is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Strategic Alliance Agreement by and between the Registrant and TECO-Westinghouse Motor Company dated as of November 27, 2006

99.1	Press Release dated as of November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton Wilcoxon
Benton Wilcoxon Chief Executive Officer

Date: November 30, 2006

Exhibit Index

Exhibit Number	Description

10.1	Strategic Alliance Agreement by and between the Registrant and TECO-Westinghouse Motor Company dated as of November 27, 2006

99.1	Press Release dated as of November 28, 2006